UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 ______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2016

PAVMED INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37685	47-1214177
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Grand Central Place, Suite 4600, New York, New York 10165

(Address of Principal Executive Offices) (Zip Code)

212-949-4319

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01.   Entry into a Material Definitive Agreement

The information included in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 of this Current Report on Form 8-K to the extent required.

Item 8.01.	Other Events.

On April 28, 2016, PAVmed Inc. (the “Company”) consummated the initial public offering (“IPO”) of 1,060,000 units (“Units”). The Units were sold at an offering price of $5.00 per Unit, generating gross proceeds of $5,300,000. The Units were sold pursuant to the Company’s registration statement on Form S-1 (File No. 333-203569).

Each Unit consists of one share of common stock, $.001 par value per share (“Common Stock”), and one warrant (“Warrant”) to purchase one share of Common Stock. Each Warrant entitles the holder to purchase one share of Common Stock at a price of $5.00 per share. The Warrants will be exercisable commencing October 28, 2016 and will expire January 29, 2022, or earlier upon redemption. In connection with the consummation of the IPO, the Company entered into a Warrant agreement governing the Warrants issued in the IPO, as well as the Company’s previously outstanding Warrants.

In connection with the consummation of the IPO, the Units were approved for listing on the Nasdaq Capital Market, or Nasdaq, under the symbol “PAVMU.” The Common Stock and Warrants comprising the Units will begin separate trading on July 27, 2016 under the symbols “PAVM” and “PAVMW,” respectively.

A copy of the press release issued by the Company announcing consummation of the IPO is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits:

Exhibit	Description

4.1	Warrant Agreement.

99.1	Press Release Announcing Consummation of IPO.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 3, 2016

PAVMED INC.

By:	/s/ Lishan Aklog
Name: Lishan Aklog
Title: Chief Executive Officer

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